TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 20th day of February, 2020, by and among each Trust, including any underlying Series (if any) (hereinafter, each, a “Trust”, and, collectively, the “Trusts” (as applicable)) listed on Appendix A hereto (as such Appendix may be amended from time to time), THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”), and, solely for purposes of payment pursuant to Section 2 hereof, BNY Mellon ETF Investment Adviser, LLC (the “Adviser”).

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of the Trust (the “Shares) only in aggregations of Shares known as “Creation Units” (each, a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Terms of Appointment; Duties of the Bank

1.1  Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as the Trust’s dividend disbursing agent.

1.2  Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a)   In accordance with the terms and conditions of this Agreement and Participant Agreements prepared by the Trust’s distributor (“Distributor”), a copy of which is attached hereto as Exhibit A, the Bank shall:

(i)             Perform and facilitate the performance of purchases and redemption of Creation Units and provide systematic order notification for purchases and redemptions;

(ii)            Prepare and transmit by means of DTC’s book‑entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Trust;

(iii)          Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

(iv)          Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v)            Prepare and transmit to the Trust and the Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares;

(vi)          On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Distributor and the Trust’s administrator the number of outstanding Shares;

(vii)         On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

(viii)       Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)          Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)            Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi)          Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii)         Send to the National Securities Clearance Corporation on the evening of each trade day a portfolio composition file for each Trust displaying the individual securities and the weightings that make up the each Trust’s basket for the following trade day;

(xiii)       Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xiv)        Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xv)         Receive from the Distributor (as defined in the Participant Agreement) or from its agent purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder for each of the respective Trusts;

(xvi)        Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(xvii)      Confirm the name, U.S taxpayer identification number and principle place of business of each Authorized Participant.

(xviii)     The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvii) above.

(xix)        Except as otherwise instructed by the Trust, the Bank shall process all transactions in each Series in accordance with the policies and procedures mutually agreed upon between the Trust and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by the Trust, and such other matters set forth in items (i) through (xvii) above as these policies and procedures are intended to address.

(b)   The Bank may maintain and manage, as agent for the Trust, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions.  The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c)   In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder, maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Participant Agreement.

(d)   The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i)             Annual and semi‑annual reports of the Trust;

(ii)            Trust proxies, proxy statements and other proxy soliciting materials;

(iii)          Trust prospectus and amendments and supplements thereto, including stickers; and

(iv)          Other communications as the Trust may from time to time identify as required by law or as the Trust may reasonably request

(v)            The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

(e)   The Bank shall keep records relating to the services to be performed hereunder, in the form and manner required by applicable laws, rules, and regulations under the 1940 Act and to the extent required by Section 31 of the 1940 Act and the rules thereunder (the “Rules”), all such books and records shall be the property of the Trust, will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

2.     Fees and Expenses

2.1  The Bank shall receive from the Adviser such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties.  The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2  In addition to the fee paid under Section 2.1 above, the Adviser agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Trust securities shall be borne by the relevant Authorized Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Adviser.

2.3  The Adviser agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Adviser at least seven (7) days prior to the mailing date of such materials.

2.4  The Trust hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the adviser to, or sponsor of, the Trust in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to such adviser or sponsor or to any affiliate of the Trust relating to this Agreement have been fully disclosed to the Board of Trustees of the Trust and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3.     Representations and Warranties of the Bank

The Bank represents and warrants to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.     Representations and Warranties of the Trust

The Trust represents and warrants to the Bank that:

It is duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

It is an open-end management investment company registered under the 1940 Act.

A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Trusts has become effective, will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5.     Indemnification

5.1  The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank and its directors, officers, employees and agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by the Trust, payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, or as a result of acting upon any instructions reasonably believed by the Bank to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any Losses for which the Bank has accepted liability pursuant to Article 6 of this Agreement.

5.2  This indemnification provision shall apply to actions taken or omissions pursuant to this Agreement or a Participant Agreement.

6.     Standard of Care and Limitation of Liability

The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall be liable to the Trust for direct money damages caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations.  The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and not Section 4-209 of the Uniform Commercial Code which shall be superseded by this Article.  In no event shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable.  For purposes of this Agreement, none of the following shall be or be deemed a breach of the Bank’s standard or care:

(a)   The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b)   The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c)   The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

7.     Concerning the Bank

7.1

(a)   The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of the Trust (which consent shall not be unreasonably withheld), and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact, provided that the Bank acts in good faith and with reasonable care in the selection and retention of such agents or attorneys-in-fact.

(b)   The Bank may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

7.2  The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered.  The Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank.

7.3   The Bank shall establish and maintain a disaster recovery plan and back-up system satisfying the requirements of its regulators (the “Disaster Recovery Plan and Back-Up System”).  The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its gross negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System.  Upon the occurrence of any such delay or failure the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

7.4  The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5  At any time the Bank may apply to an officer of the Trust, but is not obligated to do so, for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions.  Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted.  In connection with the foregoing, the Bank may consult with legal counsel of its own choosing, but is not obligated to do so, and advise the Trust if any instructions provided by the Trust at the request of the Bank pursuant to this Article or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers.  In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course of conduct is not identical to the course of conduct contained in the instructions received from the Trust, the Bank may reply upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and notifies the Trust of its determination.

7.6  The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of the Trust by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

7.7  The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder.  Notwithstanding the foregoing, the parties hereto acknowledge that the Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.8  Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)   The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b)   The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c)   The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)   The legality of any recapitalization or readjustment of the Shares.

8.     Providing of Documents by the Trust and Transfers of Shares

8.1  The Trust shall promptly furnish to the Bank with a copy of its Declaration of Trust and all amendments thereto.

8.2  In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3  The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares owned by the Shareholder.

8.4  The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

(a)   A certified copy of the amendment to the Trust’s Declaration of Trust with respect to such increase, decrease or change; and

(b)   An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

8.5  Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver to the Bank:

(a)   A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(b)   An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

8.6  The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys-in-fact or counsel, except as may be, or may become required by law, by administrative or judicial order or by rule.  The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party.

8.7       In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly employ reasonable commercial efforts to notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.     Termination of Agreement

9.1  The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term") and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below:

(a)   Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b)   Each party hereto may terminate this Agreement immediately by sending notice thereof to the other parties upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  Each party may exercise its termination right under this Section 9.1(b) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

9.2  Should the Trust exercise its right to terminate, all out‑of‑pocket expenses associated with the movement of records and material will be borne by the Trust.

9.3  The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

10.  Additional Series

In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

11.  Assignment

11.1         Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, either party may assign this Agreement to a party controlling, controlled by or under common control with it.

11.2         This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.  Severability and Beneficiaries

12.1         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of the Trust to pay is conditioned upon provision of services.

12.2 This Agreement is solely for the benefit of the Bank and the Trust, and none of any Participant (as defined in the Participation Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

13.  Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

14.  New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

15.  Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.  Notices

All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to the Bank:

The Bank of New York Mellon

2 Hanson Place

Brooklyn, New York 11217

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

If to the Trust:

BNY Mellon ETF Trust

240 Greenwich Street

New York, New York 10286

Attention: Legal Department

17.  Information Sharing

      The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Trust consents to the disclosure of and authorizes the Bank to disclose information regarding the Trust (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer.  The Trust confirms that it is authorized to consent to the foregoing.

18.  Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

EACH TRUST, INCLUDING ITS UNDERLYING SERIES (IF ANY), LISTED ON APPENDIX A

By:       /s/Natalya Zelensky
Name: Natalya Zelensky
Title: Vice President and Assistant Secretary

            Date: 2/19/20

THE BANK OF NEW YORK MELLON

By:       /s/Michael K. Solo
Name: Michael K. Solo
Title: Managing Director

            Date: 2/25/20

BNY MELLON ETF INVESTMENT ADVISER, LLC

By:       /s/Stephanie M. Pierce
Name: Stephanie M. Pierce
Title: CEO, ETF and Index

            Date: 2/12/20

APPENDIX A

Trusts

Name of Trust and each Series of the Trust (if any)

BNY Mellon ETF Trust

-        BNY Mellon Core Bond ETF

-        BNY Mellon Emerging Markets Equity ETF

-        BNY Mellon High Yield Beta ETF

-        BNY Mellon International Equity ETF

-        BNY Mellon Short Duration Corporate Bond ETF

-        BNY Mellon US Large Cap Core Equity ETF

-        BNY Mellon US Mid Cap Core Equity ETF

-        BNY Mellon US Small Cap Core Equity ETF

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

EXHIBIT A

Form of Authorized Participant Agreement

AUTHORIZED PARTICIPANT AGREEMENT

BNY MELLON ETF TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between BNY Mellon Securities Corporation (the “Distributor”), principal underwriter of the BNY Mellon ETF Trust (the “Trust”), a series trust offering a number of portfolios of securities (each a “Fund” and collectively the “Funds”), and____________________________(the “Participant”), and is subject to acceptance by The Bank of New York Mellon (the “Transfer Agent”).  The Transfer Agent serves as the transfer agent of the Trust and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).  Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (the “SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

            The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares.

            This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem aggregations of a specified number of shares offered and issued by a Fund (each such aggregation, a “Creation Unit”) through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”), the Continuous Net Settlement (“CNS”) clearing processes of the NSCC (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

            Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a client of the participant, or to sell or offer to sell the Shares.

            The parties agree as follows:

1.         STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)        The Participant represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

1

            The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)       The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

            The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the FINRA rules and regulations and the securities laws of any jurisdiction in which it sells Shares, and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

            Any change in the foregoing status of the Participant shall terminate this Agreement.  The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

 (c)       In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA rules and regulations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)       The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

2.         EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)        All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, including any attachment or annex.  The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement.  If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.  To that extent and in accordance with this Agreement, Participant may reasonably rely on the representations and statements in the then-current Prospectus and/or promotional or sales literature furnished to the Participant by the Distributor, applicable to the Trust or a Fund.

2

(b)       Phone lines used in connection with Orders will be recorded.  The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy.  If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c)        The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of securities (the “Deposit Securities”), as well as applicable transaction fee and taxes are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

3.         AUTHORIZATION OF TRANSFER AGENT

            With respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant.  Absent gross negligence, willful misconduct or fraud, the Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC, provided that such instructions issued by the Transfer Agent are accurate.

4.         MARKETING MATERIALS AND REPRESENTATIONS.

(a)        The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)       The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are either furnished to the Participant by the Distributor, or (b) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) Participant and such Marketing Materials prepared by Participant comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

3

Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and regulations, and other applicable laws, rules and regulations.

5.         TITLE TO SECURITIES; RESTRICTED SHARES

            The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.         BALANCING AMOUNT

            The Participant hereby agrees that, in connection with a Purchase Order, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the difference between the net asset value of the shares of a Fund (per Creation Unit) and the market value of the Deposit Securities (the “Balancing Amount”) next determined after acceptance of the Purchase Order, together with any applicable transaction fees, as disclosed in a Fund’s Prospectus, imposed to compensate the Trust for costs incurred in connection with transactions for Creation Units. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees  in connection with a Purchase Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.         ROLE OF PARTICIPANT

(a)        Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect under this Agreement.  The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

4

(b)       The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)        The Participant represents that from time to time, it may be a beneficial owner of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement.

 (d)      The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to, the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

8.         AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Distributor, or the Transfer Agent, the Participant shall deliver to the Funds and the Distributor, with copies to the Transfer Agent, a certificate in the format of Attachment A to this Agreement, duly certified by a duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each, an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant of which the Participant will make reasonable efforts to keep up to date.  Such certificate may be relied upon by the Distributor, the Transfer Agent, and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate.  Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Funds and the Distributor, with a copy to the Transfer Agent, and such notice shall be effective upon receipt by the Funds, the Distributor, and the Transfer Agent.

 (b)      The Distributor shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Distributor, and Transfer Agent issued by Participant through an Authorized Person shall be authenticated.  The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Distributor, and Transfer Agent.  If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Distributor.  If an Authorized Person’s PIN Number is compromised, the Participant shall promptly contact the Distributor in writing in order for a new one to be issued.  Upon receipt of written notice as set forth in paragraph (a) of this section, the Distributor will promptly issue a PIN Number when the Participant adds an Authorized Person and will promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

5

(c)        The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant.  The Participant agrees that none of the Distributor, the Transfer Agent, or the Funds shall be liable, absent willful misconduct, for losses incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

9.         REDEMPTIONS

(a)        The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, amended.

(b)       The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it reasonably believes (in accordance with Rule 200 of Regulation SHO) that it owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund.

(c)        The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)       In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent and/or Trust may, without liability, reject the Participant’s Redemption Order.

(e)        In the event that the Participant receives the specified names and quantities of a fund’s portfolio securities applicable to a Redemption Order (“Fund Securities”), the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the party for which the Participant is acting (whether a customer or otherwise) to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

6

10.       BENEFICIAL OWNERSHIP

(a)        The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to Sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b)       A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

11.       OBLIGATIONS OF PARTICIPANT

(a)        Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.

(b)       The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information (“Confidential Information”) to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.  .

(c)        The Participant represents and warrants that it has taken affirmative steps so that will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

12.       INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

(a)        The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Participant Indemnified Party”) , from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party in reliance upon any instructions reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant ; or (v) the Participant’s failure to complete an Order that has been accepted.

7

(b)       The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading other than any statement made in reliance upon information provided to the Distributor, the Trust or any other person on behalf of the Trust or the Fund by the Participant in writing.

13.       LIMITATION OF LIABILITY

This Section 13 shall survive the termination of this Agreement.

(a)        In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)       Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c)        The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(d)       In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder.  The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

8

14.       INFORMATION ABOUT DEPOSIT SECURITIES

            On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund will be published.

15.       RECEIPT OF PROSPECTUSES BY PARTICIPANT

            The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

16.       CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at www.im.bnymellon.com. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers.  As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

            The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

17.       NOTICES

            Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, or facsimile numbers indicated below the signature line of such party.

18.       EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

9

(a)        This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

(b)       No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all, of such party’s assets or business or to an affiliate so long as the acquiring entity is able to comply and fulfill the duties and obligations under this Agreement.  Notwithstanding the aforementioned termination provisions, in the event that an assignment pursuant to the preceding exception from assignment provision occurs, the Distributor may elect within a limited period of time not to exceed thirty (30) days from the date upon which such transaction was publicly announced to immediately terminate this Agreement.

(c)        This Agreement may not be amended except by a writing signed by all the parties hereto.  This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.  Any amendment provision in any attachment or annex shall relate solely to that attachment or annex and shall supersede this provision solely with respect to amending that attachment or annex.

19.       GOVERNING LAW; ARBITRATION

            This Section 19 shall survive the termination of this Agreement.

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

20.       COUNTERPARTS

            This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

21.       SEVERANCE

            If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

10

22.       HEADINGS

            Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

23.       ENTIRE AGREEMENT

            This Agreement, including any attachment or annex, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

11

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

BNY Mellon Securities Corporation
By: __________________________________________
Name: Title: Address: Telephone: Facsimile: E-mail: Date: ________________________________________
Participant DTC/NSCC Clearing Participant Code:
By: _______________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date:   ________________________________________

ACCEPTED BY:
The Bank of New York Mellon, as Transfer Agent and Index Receipt Agent
By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

               ______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date:   ________________________________________

12

ATTACHMENT A

AUTHORIZED PERSONS

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this BNY Mellon ETF Trust Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For Each Authorized Person:

Name:                                                                         Name:

Title:                                                                           Title:

Signature:                                                                   Signature:

E-Mail Address:                                                          E-Mail Address:

Telephone:                                                                  Telephone:

Facsimile:                                                                   Facsimile:

Name:                                                                         Name:

Title:                                                                           Title:

Signature:                                                                   Signature:

E-Mail Address:                                                          E-Mail Address:

Telephone:                                                                  Telephone:

Facsimile:                                                                   Facsimile:

Name:                                                                         Name:

Title:                                                                           Title:

Signature:                                                                   Signature:

E-Mail Address:                                                          E-Mail Address:

Telephone:                                                                  Telephone:

Facsimile:                                                                   Facsimile:

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among BNY Mellon Securities Corporation and ____________________________ dated _____________ and that their signatures set forth above are their own true and genuine signatures.

                                                                        By:             ___________________________

                                                                        Date:

                                                                        Name:

                                                                        Title:

13